                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             National Fuel Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]  No fee required.

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     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           NATIONAL FUEL GAS COMPANY

                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON

                               FEBRUARY 15, 2001

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                                                January 29, 2001

Dear Stockholder:

     We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. local time on Thursday, February 15, 2001, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, 77024.

     The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement. In addition, officers of the Company will review the past year, report current developments and answer questions from the floor.

     So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred method of voting is by telephone as described on the proxy card. This method is both convenient for you and reduces the expense of soliciting proxies for the Company. If you prefer not to vote by telephone, please complete, sign and date your proxy card and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate.

     If you plan to be present at the Annual Meeting, please respond to the question if you vote by telephone, or check the "WILL ATTEND MEETING" box on the proxy card. Whether or not you plan to attend, please vote your shares by telephone or complete, sign, date and promptly return your proxy card so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting and/or the Trustees (as described on the first page of this Proxy Statement), and/or by casting your ballot at the meeting.

     Coffee will be served at 9:30 A.M. and I look forward to meeting you at that time.

     Please review the proxy statement and take advantage of your right to vote.

                                             Sincerely yours,

                                             BERNARD J. KENNEDY
                                             Chairman of the Board of Directors,
                                             Chief Executive Officer

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 15, 2001

To the Stockholders of National Fuel Gas Company:

     Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. local time on Thursday, February 15, 2001, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, 77024. At the meeting, action will be taken with respect to:

        (1) the election of directors;

        (2) the appointment of independent accountants;

and such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 18, 2000, will be entitled to vote at the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                  ANNA MARIE CELLINO
                                                 Secretary

January 29, 2001

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AND WHATEVER THE NUMBER OF SHARES YOU OWN, PLEASE VOTE YOUR SHARES BY TELEPHONE AS DESCRIBED ON THE PROXY/VOTING INSTRUCTION CARD AND REDUCE NATIONAL FUEL GAS COMPANY'S EXPENSE IN SOLICITING PROXIES. ALTERNATIVELY, YOU MAY COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. PLEASE USE THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                PROXY STATEMENT

     This proxy statement is furnished to the holders of National Fuel Gas Company ("Company") common stock ("Common Stock") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 15, 2001, or any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about January 29, 2001.

     All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies and will be compensated in the estimated amount of $6,500 plus reasonable out-of-pocket expenses. In addition to solicitation by that firm and by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, by telephone or by other methods.

     Only stockholders of record at the close of business on December 18, 2000, will be eligible to vote at this meeting. As of that date, 39,386,070 shares of Common Stock were issued and outstanding.

     Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions shall be counted in the number of shares represented and voting, and shall have the same effect as a vote against the proposal.

     The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Board is not currently aware but that may be presented at the meeting, (ii) any shareholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission's proxy rules, and (iii) all matters incident to the conduct of the meeting.

     Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, Secretary of the meeting, or by casting a ballot.

     If you are a participant in the Company's Employee Stock Ownership Plans, Employees' Thrift Plan or Tax-Deferred Savings Plans, and the accounts are registered in the same name, the proxy card will also serve as a voting instruction for the Trustees of those Plans. Shares in these Plans are not voted unless voting instructions are received. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee(s) and the Proxies to vote FOR items 1 and 2. Participants in the Plan(s) may also provide those voting instructions by telephone. These instructions may be revoked by written notice to The Chase Manhattan Bank, N.A., Trustee for the Company's Employee Stock Ownership Plans and the Employees' Thrift Plan, or Vanguard Fiduciary Trust Company, Trustee for the Company's Tax-Deferred Savings Plans, on or before February 13, 2001. Addresses are as follows:

The Chase Manhattan Bank, N.A.           Vanguard Fiduciary Trust Company
c/o National Fuel Gas Company            c/o National Fuel Gas Company
Midtown Station                          Midtown Station
P.O. Box 847                             P.O. Box 847
New York, NY 10138-0701                  New York, NY 10138-0701

     You have previously been mailed a copy of the Company's Annual Report and Form 10-K for the fiscal year ended September 30, 2000, which includes financial statements.

                           1.  ELECTION OF DIRECTORS

     Four directors are to be elected at this Annual Meeting. The nominees for the four directorships are: Philip C. Ackerman, James V. Glynn, Bernard S. Lee and John F. Riordan. Each of the nominees is currently a director of the Company.

     On June 15, 2000, as permitted by the Company's Certificate of Incorporation and By-laws, the number of directors was increased from eight to nine by resolution of the Board of Directors, and John F. Riordan was elected to the Board for a term to expire at the 2001 Annual Meeting.

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) In order to satisfy this requirement, all four nominees will not stand for full three-year terms.

     Messrs. Ackerman, Glynn and Lee have been nominated to serve for terms of three years until the 2004 Annual Meeting and until their successors are duly elected and qualified. Mr. Riordan has been nominated to serve for a term of two years until the 2003 Annual Meeting and until his successor is duly elected and qualified. As a result of these actions, there will be three classes of directors with three directors in each class with terms that will expire in 2002, 2003, and 2004, respectively.

     It is intended that the Proxies will vote for the election of Messrs. Ackerman, Glynn, Lee and Riordan as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders' proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Ackerman, Glynn, Lee and Riordan have consented to being named in this proxy statement and to serve if elected.

     The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

     Pages 3 through 5 contain information concerning the four nominees for election and the five directors of the Company whose terms will continue after the 2001 Annual Meeting, including information with respect to their principal occupations during the five years ended September 30, 2000, and certain other positions held by them.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                    MESSRS. ACKERMAN, GLYNN, LEE AND RIORDAN

              NAME AND YEAR
            BECAME A DIRECTOR
             OF THE COMPANY                AGE(1)             PRINCIPAL OCCUPATION
            -----------------              ------             --------------------
          NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2004
PHILIP C. ACKERMAN.......................    57     President of the Company since July 1999.
  1994                                              Senior Vice President of the Company from
                                                    June 1989 until July 1999 and Vice
                                                    President from 1980 to 1989. President of
                                                    National Fuel Gas Distribution
                                                    Corporation(2) from October 1995 until
                                                    July 1999 and Executive Vice President
                                                    from June 1989 to October 1995. Executive
                                                    Vice President of National Fuel Gas
                                                    Supply Corporation(2) since October 1994.
                                                    President of Seneca Resources
                                                    Corporation(2) from June 1989 to October
                                                    1996. President of Horizon Energy
                                                    Development, Inc.(2) since September 1995
                                                    and certain other nonregulated
                                                    subsidiaries of the Company since prior
                                                    to 1992.
JAMES V. GLYNN...........................    66     President since 1971 of Maid of the Mist
  1997                                              Corporation, which offers scenic boat
                                                    tours of the American and Canadian
                                                    waterfalls, Niagara Falls, New York.
                                                    Director of M&T Bank Corporation, M&T
                                                    Bank, and Buffalo Niagara Partnership;
                                                    Chairman of Niagara University Board of
                                                    Trustees.
BERNARD S. LEE, PH.D.....................    66     Former President since prior to 1992 to
  1994                                              December 31, 1999 of the Gas Technology
                                                    Institute, a not-for-profit research and
                                                    educational institution, Des Plaines,
                                                    Illinois. Presently a director of NUI
                                                    Corporation and Peerless Manufacturing
                                                    Company.
            NOMINEE FOR ELECTION AS DIRECTOR FOR TWO-YEAR TERM TO EXPIRE IN 2003
JOHN F. RIORDAN..........................    65     President and CEO since April, 2000 of
  2000                                              the Gas Technology Institute, a not-for-
                                                    profit research and educational
                                                    institution, Des Plaines, Illinois. Vice
                                                    Chairman of KN Energy, Inc. from
                                                    February, 1998 to February, 1999.
                                                    President and CEO of MIDCON Corporation
                                                    from October, 1988 to January, 1998.

---------------
(1) As of February 15, 2001.

(2) Wholly owned subsidiary of the Company.

              NAME AND YEAR
            BECAME A DIRECTOR
             OF THE COMPANY                AGE(1)             PRINCIPAL OCCUPATION
            -----------------              ------             --------------------
                            DIRECTORS WHOSE TERMS EXPIRE IN 2003
EUGENE T. MANN...........................    70     Executive Vice President of Fleet
  1993                                              Financial Group, a diversified financial
                                                    services company, from 1986 until his
                                                    retirement in August 1990.
GEORGE L. MAZANEC........................    64     Former Vice Chairman of PanEnergy
  1996                                              Corporation and Advisor to the Chief
                                                    Operating Officer of Duke Energy
                                                    Corporation, a diversified energy
                                                    company, since October 1996. Vice
                                                    Chairman of PanEnergy from 1989 until
                                                    October 1996. Director of TEPPCO, LP from
                                                    1992 until December 1997, and Director of
                                                    Northern Border Pipeline Company
                                                    Partnership from 1993 until August 1998.
                                                    Director of the Northern Trust Bank of
                                                    Texas, NA, Westcoast Energy Inc. and
                                                    Associated Electric and Gas Insurance
                                                    Services, Ltd. Chairman of the Management
                                                    Committee of Maritimes & Northeast
                                                    Pipeline, L.L.C.

---------------
(1) As of February 15, 2001.

NAME AND YEAR
BECAME A DIRECTOR
OF THE COMPANY                            AGE(1)              PRINCIPAL OCCUPATION
-----------------                         ------              --------------------
                            DIRECTORS WHOSE TERMS EXPIRE IN 2002
ROBERT T. BRADY.........................    60      Chairman of Moog Inc., a manufacturer of
  1995                                              motion control systems and components,
                                                    since February 1996. President and Chief
                                                    Executive Officer since 1988 and
                                                    Director since 1981 of Moog Inc.
                                                    Director of Acme Electric Corporation,
                                                    Astronics Corporation, M&T Bank
                                                    Corporation, M&T Bank and Seneca Foods
                                                    Corporation.
WILLIAM J. HILL.........................    70      President of National Fuel Gas
  1995                                              Distribution Corporation(2) from June
                                                    1989 until his retirement in October
                                                    1995. Director of National Fuel Gas
                                                    Distribution Corporation(2) and Reed
                                                    Manufacturing Company.
BERNARD J. KENNEDY......................    69      Chairman of the Board of Directors of
  1978                                              the Company since March 1989, Chief
                                                    Executive Officer since August 1988,
                                                    President from January 1987 until July
                                                    1999. Chairman of the Board of
                                                    Associated Electric & Gas Insurance
                                                    Services Limited. Director of the Gas
                                                    Technology Institute, Interstate Natural
                                                    Gas Association of America, HSBC Bank
                                                    USA, and Merchants Mutual Insurance
                                                    Company.

---------------
(1) As of February 15, 2001.

(2) Wholly owned subsidiary of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During the Company's fiscal year ended September 30, 2000 ("fiscal 2000"), there were four meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees. The entire Board of Directors acts as a nominating committee. Three standing committees are described below.

     Audit Committee. The Audit Committee held four meetings during fiscal 2000 in order to review the scope and results of the annual audit, to receive reports of the Company's independent public accountants and chief internal auditor, and to prepare a report of the committee's findings and recommendations to the Board of Directors. The committee consists of Messrs. Hill, Glynn, Lee, and Schofield (retired as of February 17, 2000), and Riordan (effective July 1, 2000).

     Compensation Committee. The Compensation Committee, all of the members of which are non-employee independent directors, held four meetings during fiscal 2000 in order to review and determine the compensation of Company officers, to review reports and to award stock options, stock appreciation rights, restricted stock and At Risk Program awards. The committee administers the Company's 1983 Incentive Stock Option Plan, 1984 Stock Plan, 1993 Award and Option Plan, 1997 Award and Option Plan, and Annual At Risk Compensation Incentive Program. The committee consists of Messrs. Brady, Mann, and Mazanec.

     Executive Committee. The Executive Committee held two meetings during fiscal 2000. The committee has and may exercise the authority of the full Board except as prohibited by New Jersey corporate law (N.J.S.A. sec.14A:6-9). This committee will also respond to questions of public policy. The committee consists of Messrs. Brady, Hill, Kennedy, Mann, and Mazanec.

     During fiscal 2000, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no "Compensation Committee interlocks" or "insider participation" which Securities and Exchange Commission (SEC) regulations would require to be disclosed in this proxy statement.

DIRECTORS' COMPENSATION

     The Retainer Policy for Non-Employee Directors (the "Retainer Policy") which replaced the Board's preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not Company employees or retired employees do not participate in any of the Company's employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors. Only non-employee directors are covered by the Retainer Policy.

     On June 15, 2000, the Board adopted a resolution to adjust the compensation of the Board in order to bring the Company's fees for the Board of Directors more in line with fees paid by comparable-sized companies in the utility industry and similarly sized companies in the service industry. The adopted resolution also permits additional compensation to those non-employee Board Members who hold a position as Chairman of a Board committee.

     Under the current Retainer Policy, non-employee directors are paid an annual retainer of $14,000 and 480 shares of Common Stock. Common Stock issued to non-employee directors under the Retainer Policy will be nontransferable until the latter of two years from issuance or six months after the recipient's cessation of service as a director of the Company.

     Non-employee directors are paid a fee of $1,200 for each Board meeting and $800 for each Committee meeting attended ($500 if participating by telephone). Non-employee directors are paid an additional annual retainer fee of $3,000 if appointed as Chairman of any committee; accordingly, Messrs. Lee and Mazanec each received an additional annual retainer fee of $3,000 during fiscal 2000. Non-employee directors are also paid $600 for each special consultation as a director that is with or at the request of the Company's chief executive officer. In fiscal 2000 Messrs. Mann, Mazanec and Lee received payments of $1,600, $6,500 and $500, respectively, for additional consultations.

     Benefit accruals under the Directors' Retirement Plan ceased for each current non-employee director on December 31, 1996. All such directors who were eligible vested in their Directors' Retirement Plan benefits at that time, and will receive their accrued Directors' Retirement Plan benefits under its terms (normally at age 72). People who first become directors after February 1997 are not eligible to receive benefits under the Directors' Retirement Plan.

                             AUDIT COMMITTEE REPORT

     The Company's Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors. A copy of that charter is attached to and incorporated in this proxy statement as Appendix A. All of the Audit Committee members are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards, as applicable.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2000 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as amended or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors the independent auditor's independence.

     Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the Securities and Exchange Commission.

                                             AUDIT COMMITTEE

                                             BERNARD S. LEE, PH.D., CHAIRMAN
                                             JAMES V. GLYNN
                                             WILLIAM J. HILL
                                             JOHN F. RIORDAN

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     To the best of the Company's knowledge, there are no beneficial owners of 5% or more of the Common Stock.

     The following table sets forth for each current director, each nominee for director, each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

                                                               NUMBER OF SHARES
                                                                OF COMMON STOCK      PERCENT OF
                                                              BENEFICIALLY OWNED       COMMON
                                                              AS OF SEPTEMBER 30,      STOCK
                            NAME                                     2000              OWNED
                            ----                              -------------------    ----------
Philip C. Ackerman(1)(2)(3)(4)..............................         483,395               1%
James A. Beck(1)(2)(3)......................................         111,293               *
Robert T. Brady.............................................           1,620               *
James V. Glynn..............................................           1,343               *
William J. Hill.............................................          34,960               *
Bernard J. Kennedy(2)(3)(5)(6)..............................         910,738               2%
Bernard S. Lee..............................................           2,720               *
Eugene T. Mann..............................................           2,370               *
George L. Mazanec(7)........................................           2,020               *
John F. Riordan.............................................           1,120               *
Dennis J. Seeley(1)(2)(3)(8)................................         136,850               *
David F. Smith(1)(2)(3).....................................         121,800               *
Directors and Officers as a Group (17 individuals)(9)(10)...       2,422,894            6.20%

---------------
  * Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on September 30, 2000.

 (1) Includes shares held in the Company's Thrift Plan, Employee Stock Ownership Plan for Supervisory Employees ("ESOP") and Tax-Deferred Savings Plan for Non-Union Employees ("TDSP"), respectively, as follows: Philip C. Ackerman, 4,009, 5,485 and 5,195 shares; Dennis J. Seeley, 4,127, 2,073 and 8,598 shares; David F. Smith, 0, 834 and 3,364 shares; James A. Beck, 118, 0, and 975 shares; and all current directors and officers as a group (17 individuals), 12,949, 20,916 and 35,746 shares. The beneficial owners of the shares have sole voting power with respect to shares held in the Thrift Plan, ESOP and TDSP, but do not have investment power respecting those shares until they are distributed.

 (2) Includes shares with respect to which each of the named individuals, and all current directors and officers as a group (17 individuals), have the right to acquire ownership within 60 days of September 30, 2000, through the exercise of stock options granted under the 1983 Incentive Stock Option Plan, the 1984 Stock Plan, the 1993 Award and Option Plan, and the 1997 Award and Option Plan as follows: 658,421 shares for Mr. Kennedy, 372,585 shares for Mr. Ackerman, 98,000 shares for Mr. Seeley, 94,458 shares for Mr. Smith, 100,421 shares for Mr. Beck, and 1,809,619 shares for all current directors and officers as a group (17 individuals). None of the options for the 1,323,885 shares exercisable by executive officers set forth above were exercisable at a price which was above the market value of the Company's Common Stock on September 30, 2000.

 (3) Includes shares of restricted stock, certain restrictions on which had not lapsed as of September 30, 2000, as follows: 24,987 shares for Mr. Kennedy, 5,214 shares for Mr. Ackerman, 6,500 shares for Mr. Seeley, 6,500 shares for Mr. Smith, 7,000 shares for Mr. Beck, and 71,201 shares for all current directors and officers as a group (17 individuals). Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

 (4) Includes 500 shares held by Mr. Ackerman's wife in trust for her mother, as to which shares Mr. Ackerman does not admit beneficial ownership, and 220 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

 (5) Includes 38,383 shares owned by Mr. Kennedy's wife as to which Mr. Kennedy shares voting and investment power.

 (6) Includes 4,400 shares held by the Kennedy Family Foundation, a New York not-for-profit corporation, of which Mr. Kennedy, his wife and son are directors. Mr. Kennedy disclaims beneficial ownership of these shares.

 (7) Includes 300 shares owned by Mr. Mazanec's wife as to which Mr. Mazanec shares voting and investment power.

 (8) Includes 15,132 shares held jointly with his wife, with whom Mr. Seeley shares voting and investment power.

 (9) See notes (1) through (8) above.

(10) Includes 2,600 shares with respect to which one or another of the officers of the Company, not including the executive officers named in the Summary Compensation Table, shares voting and investment power with his wife.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

  General

     The Compensation Committee (the "Committee") sets the base salaries and bonuses (if any) of the Company's executive officers, makes awards and sets goals for certain executive officers under the Annual At Risk Compensation Incentive Program (the "At Risk Program"), and makes awards to executive officers and others under various compensation plans as described below. The Committee consists exclusively of non-employee independent directors, appointed by resolution of the entire Board of Directors. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

     The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders, and
(iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers' compensation is linked to the interests of the stockholders by making a significant part of each executive officer's potential compensation depend on the price of the Company's Common Stock on the open market, the Company's earnings per share, and the officer's own performance. The retention of officers is encouraged by making a substantial portion of the compensation package in the form of awards which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time.

     Specific components of executive officers' compensation earned or paid in fiscal 2000 are discussed below. The Company's five most highly compensated executive officers are identified on the Summary Compensation Table on page 12, and are sometimes referred to as the "named executive officers."

  Base Salary

     The Committee annually reviews base salaries for the Company's officers and adjusts them on a calendar year basis and as promotions occur. The Committee generally uses a range of the 50th percentile to the 75th percentile of its survey data as the starting point. The Committee also takes into account an individual's specific responsibilities, experience and effectiveness.

     As part of the Committee's effort to emphasize the at risk and incentive portions of executive officer compensation, the base salary of Mr. Kennedy has remained the same since calendar 1996. The fiscal 2000 base salaries of the named executive officers are shown on the Summary Compensation Table on page 12 in the "Base Salary" column.

  Annual At Risk Incentive and Bonus

     Under the At Risk Program, the Committee makes At Risk Awards which grant for certain named executive officers the opportunity to earn cash payments depending on the achievement of goals set within the first quarter of each fiscal year. Performance goals are both financial (for example, Company earnings per share or subsidiary earnings) and non-financial (for example, customer service).

     The Summary Compensation Table on page 12 includes in the "LTIP (Long-Term Incentive Plan) Payouts" column the amounts earned by Messrs. Kennedy and Ackerman in fiscal 2000 under the At Risk Program. These payments are considered by the SEC to be "long-term" incentives because payments are based on the rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 2000 for Messrs. Kennedy and Ackerman is set out in the Long-Term Incentive Plan Table on page 14.

     At Risk Program goals for Mr. Kennedy, as Chief Executive Officer, were a specified level of Company earnings per share (weighted as 75% of the formula) and customer service/other goals (weighted as 25% of the formula). Company earnings per share (exclusive of non-cash asset write downs, non-cash cumulative effect of changes in accounting methods, and certain other special items) must reach a pre-determined target to trigger the maximum annual incentive award to Mr. Kennedy.

     In furtherance of the Committee's goal of emphasizing incentive-based compensation for the Company's executive officers, most of the executive officers, including Messrs. Beck, Seeley and Smith were paid amounts as bonuses in December 2000 (for performance in fiscal 2000). These awards were based on the performance of their respective subsidiaries and/or their effectiveness in performing their respective responsibilities. Messrs. Kennedy and Ackerman made recommendations for fiscal 2000 bonuses for the Company's executive officers and other officers which were accepted by the Committee. The Summary Compensation Table on page 12 includes in the "Bonus" column the amount earned by the named executive officers in fiscal 2000 as bonuses. These awards are considered by the SEC to be bonuses because they are based on performance during a single fiscal year. As shown on that table, the Committee awarded to Mr. Kennedy performance-based bonuses totaling $802,890 because the combination of his base salary (frozen at the 1996 level) and maximum At Risk Award (limited to 100% of his base salary) would have left him undercompensated in the Committee's opinion.

  Stock Options, SARs and Restricted Stock

     Stock options, stock appreciation rights (SARs) and restricted stock represent the longer-term incentive and retention component of the executive compensation package. In fiscal 2000, the Committee awarded stock options to 94 employees, including the named executive officers. These awards are intended to focus attention on managing the Company from a long-term investor's perspective and encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. Employees are encouraged to retain their stock for long-term investment, rather than sell option shares after receiving them. Awards are made under plans such as the 1997 Award and Option Plan which allow the Committee broad flexibility to use a wide range of stock-based performance awards.

     The Committee annually awards SARs and stock options to buy Company Common Stock, both of which have value only to the extent the market price of the Company's Common Stock increases after the date of an award. The Committee also from time to time awards restricted stock, which increases or decreases in value to the same extent as the Company's Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company's Common Stock.

     During fiscal 2000, the Committee awarded to each named executive officer options to buy stock in the future at the market price on the award date. The Committee also awarded to Mr. Kennedy and Mr. Ackerman an equal number of SARs with the same exercise price. None of the options or SARs awarded can normally be exercised for at least one year after the award date, and all of them expire no later than 10 years after the award date. Awards to the named executive officers are shown on the Option/SAR Grants in Fiscal 2000 table on page 13.

     As a general rule, the Committee uses the prior year's grant as the starting point for determining each subsequent year's grant. The Committee changes the size of grants as (1) participants are promoted to new positions,
(2) surveys indicate that stock options should be adjusted, or (3) depending on the Committee's perception of individual and Company performance.

  Benefits Based on Retirement, Death, or Change in Control

     Benefits based on retirement, death, or change in control are payable under various arrangements which are applicable to the named executive officers (as well as other core employees). The Committee is not generally authorized to amend such arrangements, but makes recommendations to the Board of Directors to amend such plans.

     Neither the Company nor the Committee made any other material changes in any of the plans described in this section, nor any material changes in any of the "miscellaneous minor perquisites and personal benefits" discussed in footnote (1) of the Summary Compensation Table on page 12.

  Compensation of Chief Executive Officer

     The bases for Mr. Kennedy's fiscal 2000 base salary and At Risk Program award, and performance-based bonus, including the Committee's goals and methodology, are discussed earlier in this report under the heading Base Salary and Annual At Risk Incentive and Bonus. The bases for Mr. Kennedy's other fiscal 2000 longer-term incentive awards are discussed earlier in this report under the heading Stock Options, SARs and Restricted Stock.

     Based on a survey completed by an independent compensation consulting firm in the first quarter of fiscal 2001, total direct compensation earned by the four principal executive officers of the Company--Messrs. Kennedy, Ackerman, Smith and Seeley, who became President of National Fuel Gas Supply Corporation on April 1, 2000--equated to the 74th percentile of the compensation packages earned by officers in a 12 company peer group selected for the survey. In light of the Company's performance in fiscal 2000, the Committee believes this level of executive compensation is appropriate.

 Policy With Respect to Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

     The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may vote to award compensation, especially to a chief executive officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in the best interests of the Company and its stockholders.

                                             COMPENSATION COMMITTEE

                                             GEORGE L. MAZANEC, CHAIRMAN
                                             ROBERT T. BRADY
                                             EUGENE T. MANN

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended September 30, 2000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                        -----------------------------------   --------------------------------------
                                                                                       AWARDS              PAYOUTS
                                                                              -------------------------   ----------
                                                                                             SECURITIES
                                                               OTHER ANNUAL    RESTRICTED    UNDERLYING                ALL OTHER
NAME AND PRINCIPAL             FISCAL     BASE                  COMPENSA-        STOCK        OPTIONS/       LTIP      COMPENSA-
POSITION                        YEAR    SALARY($)   BONUS($)    TION($)(1)    AWARDS($)(2)    SARS(#)     PAYOUTS($)   TION($)(3)
------------------             ------   ---------   --------   ------------   ------------   ----------   ----------   ----------
Bernard J. Kennedy...........   2000     848,150    802,890         0                 0       300,000      848,150      308,621
Chairman of the Board           1999     848,150          0         0           241,017       240,000      424,000      226,326
of Directors, Chief             1998     848,150          0         0           210,966       300,000      424,000      248,284
Executive Officer
Philip C. Ackerman...........   2000     570,000          0         0                 0       220,000      530,100      156,463
President of the                1999     495,000          0         0            32,495       160,000      247,500      118,677
Company and President           1998     470,000          0         0                 0       200,000      225,000      105,849
of Certain Subsidiaries
David F. Smith...............   2000     300,000    100,000         0                 0        45,000            0       66,041
President of National           1999     250,750     75,000         0                 0        25,000            0       61,196
Fuel Gas Distribution           1998     227,750     65,000         0                 0        25,000            0       56,177
Corporation
Dennis J. Seeley.............   2000     281,500    100,000         0                 0        40,000            0       55,463
President of National           1999     238,500     80,000         0                 0        25,000            0       51,666
Fuel Gas Supply                 1998     228,750     65,000         0                 0        25,000            0       49,101
Corporation
James A. Beck................   2000     277,500    100,000         0           111,190        25,000            0        4,120
President of Seneca             1999     245,250          0         0            97,875        25,000            0        5,028
Resources Corporation           1998     209,708     25,000         0            92,125        25,000            0        2,832

---------------
(1) Excludes perquisites or personal benefits because, for each named executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive's base salary and bonus, if any, for each fiscal year listed.

(2) The dollar values shown in the Restricted Stock Awards column are based on the fair market value of the Company's Common Stock on the date of the restricted stock award. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time and continued employment with the Company.

     As of September 30, 2000, the aggregate number of unvested shares of restricted stock held by each named executive officer and the aggregate fair market value of such shares using a closing market price as of September 30, 2000 of $56.063 are as follows: for Mr. Kennedy, 24,987 shares ($1,400,846); Mr. Ackerman, 5,214 shares ($292,312); Mr. Smith,
     6,500 shares ($364,409); Mr. Seeley, 6,500 shares ($364,409); and Mr. Beck,
     7,000 shares ($392,441). Dividends are paid on all shares of restricted stock.

     Mr. Kennedy's restricted stock awards reported in the table may vest, in whole or in part, in under three years from the date of grant, together with their vesting schedule, as follows: For fiscal 1999, 4,925 restricted shares were granted on December 9, 1999 for performance in fiscal 1999. For fiscal 1998, 4,580 restricted shares were granted on December 10, 1998 for performance in fiscal 1998. Vesting restrictions on Mr. Kennedy's fiscal 1999 and fiscal 1998 awards lapse on the first January 15 which occurs after the year in which Mr. Kennedy retires as an officer of the Company. These shares do not vest if both his employment and Directorship with the Company and its subsidiaries terminate for any reason prior to the expiration of vesting restrictions, unless such termination is on account of death, disability or retirement.

     Mr. Ackerman was awarded 664 shares of restricted stock on December 9, 1999 for performance in fiscal 1999. Vesting restrictions lapse on the first January 15 which occurs after the year in which Mr. Ackerman retires as an officer of the Company. These shares do not vest if both his employment and Directorship with the Company and its subsidiaries terminate for any reason prior to the expiration of vesting restrictions, unless such termination is on account of death, disability or retirement.

     On December 7, 2000, Mr. Beck was awarded 2,000 shares of restricted stock for performance in fiscal 2000. He was also awarded 2,000 shares of restricted stock on December 9, 1999 for performance in fiscal 1999 and 2,000 shares of restricted stock on December 10, 1998 for performance in fiscal 1998. Vesting restrictions lapse on December 7, 2006, December 9, 2005 and December 10, 2005, respectively. These shares do not vest if Mr. Beck's employment with the Company and its subsidiaries terminates for any reason except death or prior to the expiration of the vesting restrictions.

(3) In fiscal 2000, the Company paid, contributed or accrued for Messrs. Kennedy, Ackerman, Smith, Seeley and Beck $0, $10,000, $10,000, $10,000 and $2,642, respectively, under the Tax-Deferred Savings Plan; $102,565, $44,530, $12,986, $10,946 and $1,478, respectively, under the Tophat Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $0, $5,254, $696, $1,870 and $0, respectively, under a program that passes through to employees the Company's tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $44,408, $16,780, $3,884, $7,641 and $0, respectively, as above-market interest under the Deferred Compensation Plan (which amount, in the case of Mr. Smith, could be forfeited); and $117,609, $56,149, $38,475, $25,006 and $0 respectively, as the dollar value of split-dollar or other life insurance benefits paid for by the Company. In addition, Messrs. Kennedy and Ackerman were paid $44,039 and $23,750, respectively to reimburse them for incremental taxes incurred as a result of errors by an ex-employee.

STOCK OPTION GRANT TABLE

     The following table sets forth information with respect to options to purchase shares of Common Stock and Stock Appreciation Rights ("SARs") awarded during fiscal 2000 to the named executive officers pursuant to plans approved by the Company's stockholders.

                      OPTION/SAR GRANTS IN FISCAL 2000(1)
--------------------------------------------------------------------------------

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                           PERCENT OF TOTAL
                            NUMBER OF        OPTIONS/SARS     EXERCISE
                           SECURITIES         GRANTED TO       OR BASE
                           UNDERLYING         EMPLOYEES       PRICE PER                 GRANT DATE
                          OPTIONS/SARS        IN FISCAL         SHARE     EXPIRATION      PRESENT
NAME                       GRANTED(#)            YEAR          ($/SH)        DATE       VALUE($)(2)
----                     ---------------   ----------------   ---------   ----------   -------------
Bernard J. Kennedy.....  150,000 options         13.1%        $42.6563      2/2010      $1,213,500
                         150,000 SARs            13.1%         42.6563      2/2010       1,213,500
Philip C. Ackerman.....  110,000 options          9.6%         42.6563      2/2010         889,900
                         110,000 SARs             9.6%         42.6563      2/2010         889,900
David F. Smith.........  45,000 options           3.9%         42.6563      2/2010         364,050
Dennis J. Seeley.......  40,000 options           3.5%         42.6563      2/2010         323,600
James A. Beck..........  25,000 options           2.2%         42.6563      2/2010         202,250

---------------
(1) The options and SARs shown on this table were granted under the 1993 and 1997 Award and Option Plans and can be exercised at any time during the nine years preceding the expiration date if the holder remains with the Company. These options and SARs terminate upon termination of employment, except that upon termination of employment for any reason other than discharge for cause or voluntary resignation prior to age 60, most of such options and SARs may be exercised within five years after termination of employment. Payment of the exercise price may be in cash or by tendering shares of Company Common Stock.

(2) This column shows the hypothetical value of these options and SARs according to a binomial option pricing model. The assumptions used in this model for the options granted in fiscal 2000 were: quarterly dividend yield of 1.0901%, an annual standard deviation (volatility) of 18.91%, a risk-free rate of 6.86%, and an expected term before exercise of 5.5 years. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradable securities, which the options and SARs are not. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to stock option and SAR exercises during fiscal 2000 and the number and value of unexercised options and SARs at September 30, 2000.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2000
                  AND OPTION/SAR VALUES ON SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                                                   NUMBER OF SECURITIES
                                 NUMBER OF                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SECURITIES                           OPTIONS/SARS AT          IN-THE-MONEYOPTIONS/SARS
                                 UNDERLYING                         FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(2)
                                OPTIONS/SARS       VALUE        ---------------------------   ---------------------------
             NAME               EXERCISED(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ------------   --------------   -----------   -------------   -----------   -------------
Bernard J. Kennedy............     14,000         364,250        1,344,421       300,000      25,131,388      4,022,025
Philip C. Ackerman............     22,500         589,922          777,585       220,000      13,832,622      2,949,485
David F. Smith................      1,135          27,666           94,458        45,000       1,311,477        603,304
Dennis J. Seeley..............      8,000         222,852           98,000        40,000       1,425,486        536,270
James A. Beck.................      4,779         114,869          100,421        25,000       1,450,766        335,169

---------------
(1) Market value of stock at exercise less exercise price or base price.

(2) Market value of stock at fiscal year-end less exercise price or base price.

LONG-TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information with respect to long-term incentive plan awards made during fiscal 2000 to the named executive officers pursuant to the At Risk Program.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 2000
--------------------------------------------------------------------------------

                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                            NON-STOCK PRICE-BASED PLANS(1)
                                 PERFORMANCE PERIOD    ----------------------------------------
             NAME                 UNTIL MATURATION     THRESHOLD($)    TARGET($)    MAXIMUM($)
             ----               ---------------------  -------------   ----------   -----------
Bernard J. Kennedy............  2 years ended 9/30/00  0                848,150       848,150
Philip C. Ackerman............  2 years ended 9/30/00  0                285,000       570,000

---------------
(1) This table describes the sole At Risk Program opportunity which was made to executive officers in fiscal 2000 based on the rolling two-year average of performance in fiscal 1999 and fiscal 2000. The actual amounts awarded and paid for fiscal 2000 under the At Risk Program are shown in the Summary Compensation Table on page 12 in the LTIP Payouts column.

REPORT ON REPRICING OF OPTIONS/SARS

     The Company did not reprice any stock options or SARs in fiscal 2000. Under the 1997 Award and Option Plan, from which 99% of the current grants are issued, options and SARs can not be repriced after they have been granted.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly cumulative stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and the Standard & Poor's Utilities Index ("S&P Utilities") for a period of five years commencing September 30, 1995, and ended September 30, 2000.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                             FISCAL YEARS 1996-2000
[FIVE-YEAR COMPARISON]

                                                      NATIONAL FUEL                  S&P 500                  S&P UTILITIES
                                                      -------------                  -------                  -------------
1995                                                     100.00                      100.00                      100.00
1996                                                     134.00                      120.00                      108.00
1997                                                     167.00                      184.00                      160.00
1998                                                     185.00                      169.00                      123.00
1999                                                     194.00                      235.00                      158.00
2000                                                     239.00                      267.00                      228.00

* Assumes $100 invested on September 30, 1995, and reinvestment of dividends.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     Mr. Kennedy entered into an employment agreement with the Company on September 17, 1981, which was most recently extended as of September 1, 1999. The agreement is effective until September 1, 2002, subject to earlier termination in the event of his death or disability. The agreement preserves, as a minimum level of compensation, monthly compensation levels as are in effect from time to time.

     Messrs. Ackerman, Beck, Smith and Seeley entered into Employment Continuation and Noncompetition Agreements with the Company dated December 11, 1998 that are to become effective in the event of a defined change of control of the Company. They preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 1.99 times their respective annual base salaries and annual bonuses prior to termination. Unless an executive elects not to be bound by the Noncompetition part of the agreement, an additional payment of 1.00 times salary and annual bonus prior to termination will be made. In addition, executives shall receive continuation of certain employee benefits for three years or receipt of the value of such benefits.

     Also, in the event of a defined change in control, these executives shall receive the above-market rate interest on certain deferrals under the Deferred Compensation Plan, which otherwise could have been forfeited. At September 30, 2000, the above-market rate interest account balance for each of the named executive officers were as follows: $261,969 for Mr. Kennedy, $106,615 for Mr. Ackerman, $40,201 for Mr. Smith, $0 for Mr. Beck and $49,943 for Mr. Seeley.

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

     The following table shows annual 50% joint and survivor life annuity total benefits payable under the Retirement Plan plus the Executive Retirement Plan to eligible officers retiring on the later of the normal retirement age of 65 or their current age with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement at an age earlier than 65, would result in different annual benefits to eligible officers.

                           ESTIMATED ANNUAL RETIREMENT BENEFITS
                         FOR YEARS OF BENEFIT SERVICE CREDITED(1)
REMUNERATION    ----------------------------------------------------------
   (2)(3)          20         25          30           35           40
------------       --         --          --           --           --
 $  300,000     $ 99,436   $124,294   $  149,153   $  165,501   $  181,848
    700,000      237,020    296,275      355,531      394,925      434,319
  1,100,000      374,605    468,256      561,908      624,349      686,791
  1,500,000      512,190    640,237      768,285      853,774    1,155,975
  1,900,000      649,775    812,218      974,662    1,083,198    1,403,530
  2,100,000      718,567    898,209    1,077,851    1,197,910    1,527,307

---------------
(1) The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 2000, is as follows:
    Mr. Kennedy, 40 years; Mr. Ackerman, 32 years, 2 months; Mr. Smith, 22 years, 2 months; Mr. Seeley, 35 years, 3 months; Mr. Beck, 10 years, 4 months.

(2) Compensation covered for retirement benefit purposes differs from the amounts appearing in the three "annual compensation" columns of the Summary Compensation Table on page 12, because the retirement benefits are based on the average of the "annual cash compensation" (including At Risk Awards and some restricted stock) payable for the 60 consecutive month period during the last ten years before retiring which produces the highest average. Accordingly, the current compensation covered by the plans (meaning the average "annual cash compensation" for the 60 months ending September 2000) for each of the named executive officers was: Mr. Kennedy, $1,692,103; Mr. Ackerman, $778,419; Mr. Smith, $307,217; Mr. Seeley, $303,867; and Mr. Beck,
    $261,450.

(3) Benefits described in this table reflect a partial offset for Social Security benefits.

                   2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the 2001 Annual Meeting, stockholders will be asked to appoint PricewaterhouseCoopers LLP independent accountants for the Company's fiscal year ending September 30, 2001 ("fiscal 2001"). If appointed, PricewaterhouseCoopers LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2001.

     Representatives of that firm have regularly attended the Company's annual meetings and one is expected to be available this year. This representative shall have the opportunity to make a statement, if he or she desires, and is expected to respond to questions, if any.

     The affirmative vote of a majority of the votes cast with respect to the appointment of independent accountants by the holders of shares of Common Stock entitled to vote is required for the appointment of PricewaterhouseCoopers LLP as independent accountants.

     If the necessary votes are not received, or if PricewaterhouseCoopers LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint other independent accountants. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of PricewaterhouseCoopers LLP as independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS APPOINTMENT.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal 2000.

                                 OTHER BUSINESS

     Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this proxy statement. In addition, other than as explained in the next sentence, they have not been informed that any other matter will be presented to the meeting by others. Two shareholders submitted a proposal each for inclusion in this proxy statement. The Company has omitted both proposals pursuant to Rule 14a-8 of the Securities and Exchange Commission's proxy rules. If either of these shareholders should present his proposal at the Annual Meeting, it is the intention of the Proxies to vote against such proposal(s). If any other business should properly come before the meeting, or any adjournment thereof, the Proxies will vote on such matters according to their best judgment.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals that security holders intend to present at the 2002 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 30, 2001, in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting. Notice of a shareholder proposal submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act, for consideration at the 2002 Annual Meeting of Stockholders, shall be considered untimely unless received by the Secretary at the Company's principal office no later than October 10, 2001.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                   ANNA MARIE CELLINO
                                                   Secretary

January 29, 2001

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF NATIONAL FUEL GAS COMPANY

ORGANIZATION

     The Audit Committee is a committee of the Board of Directors (hereinafter referred to as the "Board"). Its primary function is to assist the Board in fulfilling its oversight responsibilities.

MEMBERSHIP OF THE AUDIT COMMITTEE

     1. The Audit Committee shall be comprised of not less than three members of the Board.

     2. The composition of the Audit Committee shall meet all the requirements of the Audit Committee Policy of the New York Stock Exchange.

     3. Each Audit Committee member shall have no other relationship to National Fuel Gas Company (hereinafter referred to as the "Company") that may interfere with the exercise of his or her independence from management and the Company.

     4. Within a reasonable period of time after appointment to the Audit Committee, each Audit Committee member shall be financially literate or shall become financially literate as such qualification is interpreted by the Company's Board in its business judgment.

     5. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the integrity and quality of the corporate accounting and reporting practices of the Company, maintenance of effective internal controls and the audit process. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditors, the internal auditors, and the financial management of the Company. The Company's management is responsible for preparing the Company's financial statements and for establishing an effective internal control environment and a system of internal accounting controls. The independent auditors are responsible for auditing those financial statements and are ultimately accountable to the Board and the Audit Committee. The internal auditors are responsible for auditing the Company's system of internal controls. The Audit Committee is responsible for overseeing the conduct of these activities.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee will:

     - Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries. It is the responsibility of the Audit Committee to assess the independence of the outside auditor by reviewing and discussing with the Board if necessary, the relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor. The Audit Committee shall require that the independent auditors periodically submit a formal written statement delineating all relationships between the independent auditors and the Company.

     - Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee recommend that the Board replace the independent auditor.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     - Review the internal audit functions of the Company including the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     - Review the Company's interim financial results included in the Company's quarterly reports on Form 10-Q along with the financial statements contained in the annual report to shareholders. The Chairman of the Audit Committee will review these financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content. Any changes in accounting principles should also be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of Company management present.

     - Present the matters discussed at each Audit Committee meeting to the Board.

     - Review the procedures established to monitor and ensure compliance with the Company's Business Code of Conduct for Employees and review the Company management's response to any material violation of the Policy.

     - Investigate any other matter brought to its attention within the scope of its duties, including retaining outside counsel, if in its judgment it is appropriate.

     - Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

     The adequacy of this Charter shall be reviewed by the Audit Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Audit Committee deems appropriate, for approval by the Board.

PROXY

                            NATIONAL FUEL GAS COMPANY
              PROXY/VOTING INSTRUCTION CARD SOLICITED BY THE BOARD
                       OF DIRECTORS FOR USE AT THE ANNUAL
                   MEETING OF STOCKHOLDERS, FEBRUARY 15, 2001
      PLACE: THE HOUSTONIAN HOTEL, 111 N. POST OAK LANE, HOUSTON, TX 77024

The undersigned on the other side of this card hereby appoints B. J. Kennedy,
P. C. Ackerman, and A. M. Cellino, and each or any of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the undersigned on December 18, 2000 at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof, respecting
(i) matters of which the Board is not currently aware but that may be presented at the meeting, (ii) any shareholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission's proxy rules, and (iii) all matters incident to the conduct of the meeting. THIS PROXY MAY BE REVOKED WITH THE SECRETARY OF THE MEETING AS DESCRIBED ON THE FIRST PAGE OF THE ENCLOSED PROXY STATEMENT.

EMPLOYEE BENEFIT PLANS. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plans, the National Fuel Gas Company Employees' Thrift Plan, and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustees of those plans as to the voting of such shares.

TRUSTEES' AUTHORIZATION. The undersigned on the other side of this card authorizes The Chase Manhattan Bank, N.A. as Trustee of the National Fuel Gas Company Employee Stock Ownership Plans and the National Fuel Gas Company Employees' Thrift Plan and/or authorizes Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax-Deferred Savings Plans to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side.

INCOMPLETE DIRECTIONS AND INSTRUCTIONS. IF THIS CARD IS RETURNED SIGNED BUT WITHOUT DIRECTIONS MARKED FOR ONE OR MORE ITEMS, REGARDING THE UNMARKED ITEMS, YOU ARE INSTRUCTING THE TRUSTEE(S) AND GRANTING THE PROXIES DISCRETION TO VOTE FOR ITEMS 1 AND 2. YOU MAY REVOKE YOUR INSTRUCTIONS BY NOTICE TO THE TRUSTEE(S) AS DESCRIBED ON THE FIRST PAGE OF THE ENCLOSED PROXY STATEMENT.

      THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY TELEPHONE, OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                             YOUR VOTE IS IMPORTANT!
         YOU CAN VOTE WITHOUT ATTENDING THE MEETING IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-840-1208 on a touch-tone telephone and follow the instructions found on the reverse side.

                                       Or

2. Mark, sign and date your proxy/voting card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. SEE REVERSE SIDE FOR IMPORTANT PROVISIONS AND ADDITIONAL INSTRUCTIONS.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                               Please mark   /X/
                                                              your vote as
                                                              indicated in
                                                              this example.



                                                                   FOR
                                                               all nominees        WITHHOLD
                                                            (except as marked       for all
                                                                   below)          nominees
Item 1 - Election of the following nominees as Directors:           / /              / /
         For three-year terms which expire in 2004 -

         01)  P.C. Ackerman
         02)  J.V. Glynn
         03)  B.S. Lee
         For two-year term which expires in 2003 -
         04)  J.F. Riordan

WITHHOLD for the following only. Write name(s) below.

__________________________________________________





Item 2 - Appointment of independent accountants.

               FOR   AGAINST  ABSTAIN
               / /     / /      / /

                                                         WILL ATTEND MEETING / /



               **WE ENCOURAGE YOU TO VOTE BY TELEPHONE TOLL FREE.
                      PLEASE READ THE INSTRUCTIONS BELOW**





(Signature of Stockholder(s))___________________________________Dated:__________

Please sign your name as it appears on this proxy/voting instruction card and return the completed card in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, guardian or other representative, please give title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

--------------------------------------------------------------------------------
            - PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE -


         [PHONE GRAPHIC]  VOTE BY TELEPHONE - TOLL FREE  [PHONE GRAPHIC]
                          QUICK *** EASY *** IMMEDIATE


Your telephone vote authorizes the named proxies/trustees to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION #2: If you choose to vote on each proposal separately, press 0 now and you will hear these instructions.

Proposal 1: TO VOTE FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9;
            TO WITHHOLD FOR AN INDIVIDUAL nominee, press 0.
            If you press 0, enter the two-digit number that precedes the nominee(s) for whom you withhold your vote.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

            Your votes will be repeated, please confirm your selections.

When prompted, please answer the following:
            -   Will you be attending the Annual Meeting?

 IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY/VOTING INSTRUCTION CARD.
                              THANK YOU FOR VOTING.

CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
        1-800-840-1208 - ANYTIME
There is NO CHARGE to you for this call.